UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

THE PEOPLES HOLDING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.)	Proposed maximum aggregate value of transaction:

5.)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1.)	Amount previously paid:

2.)	Form, Schedule or Registration Statement No.:

3.)	Filing Party:

4.)	Date Filed:

THE PEOPLES HOLDING COMPANY

209 Troy Street

Tupelo, Mississippi 38804

March 10, 2005

Dear Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2005 Annual Meeting of Shareholders of The Peoples Holding Company. The annual meeting will be held beginning at 2:00 p.m., Central time, on Tuesday, April 19, 2005, at the principal office of Renasant Bank (formerly The Peoples Bank & Trust Company), 209 Troy Street, Tupelo, Mississippi 38804. The formal notice of the annual meeting appears on the next page.

At the annual meeting, you will be asked:

1.	To elect six Class 3 directors, each to serve a three-year term;

2.	To elect two Class 2 directors, each to serve a two-year term;

3.	To elect two Class 1 directors, each to serve a one-year term;

4.	To approve an amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan;

5.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Renasant Corporation”;

6.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, from 15,000,000 shares to 75,000,000 shares;

7.	To approve an amendment to the Company’s Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $.01 per share, in such series, and containing such preferences, limitations and relative rights as shall be determined by the board of directors;

8.	To approve an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting rights in the election of directors; and

9.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. We urge you to mark, sign, date and mail the enclosed proxy card in the postage-prepaid envelope. The accompanying proxy statement and proxy card are first being distributed to the shareholders of The Peoples Holding Company on or about March 10, 2005.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in The Peoples Holding Company.

Sincerely,

/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

THE PEOPLES HOLDING COMPANY

209 Troy Street

Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	2:00 p.m., Central time, on Tuesday, April 19, 2005.

PLACE	Renasant Bank (formerly The Peoples Bank & Trust Company) 209 Troy Street
Tupelo, Mississippi 38804

ITEMS OF BUSINESS	1.	To elect six Class 3 directors who will each serve a three-year term expiring in 2008.

	2.	To elect two Class 2 directors who will each serve a two-year term expiring in 2007.

	3.	To elect two Class 1 directors who will each serve a one-year term expiring in 2006.

	4.	To approve an amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan.

	5.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Renasant Corporation.”

	6.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, from 15,000,000 shares to 75,000,000 shares.

	7.	To approve an amendment to the Company’s Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $.01 per share, in such series, and containing such preferences, limitations and relative rights as shall be determined by the Board of Directors.

	8.	To approve an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting rights in the election of directors.

	9.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 22, 2005.

ANNUAL REPORT	Our 2004 Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2004, which are not part of the proxy solicitation material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

Tupelo, Mississippi

March 10, 2005

THE PEOPLES HOLDING COMPANY

PROXY STATEMENT

i

ii

THE PEOPLES HOLDING COMPANY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, APRIL 19, 2005

This proxy statement is furnished to the shareholders of The Peoples Holding Company in connection with the solicitation of proxies by its board of directors, for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Central time, on Tuesday, April 19, 2005, at the principal offices of Renasant Bank (formerly The Peoples Bank & Trust Company), 209 Troy Street, Tupelo, Mississippi 38804, as well as in connection with any adjournments or postponements of that meeting. This proxy statement and accompanying proxy card are first being distributed to the shareholders of the Company on or about March 10, 2005. In this proxy statement, The Peoples Holding Company is referred to as “Peoples,” “we,” “our,” “us,” or “the Company,” and Renasant Bank is referred to as “the Bank.”

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

The board of directors of the Company is soliciting the enclosed proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

The enclosed proxy provides the opportunity for you to specify approval, disapproval or abstention for the following proposals:

1.	The election of six Class 3 directors to serve until the expiration of their respective three-year term, or until their successors are elected and qualified;

2.	The election of two Class 2 directors to serve until the expiration of their respective two-year term, or until their successors are elected and qualified;

3.	The election of two Class 1 directors to serve until the expiration of their respective one-year term, or until their successors are elected and qualified;

4.	An amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan;

5.	An amendment to the Company’s Articles of Incorporation to change the Company’s name to “Renasant Corporation”;

6.	An amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, from 15,000,000 shares to 75,000,000 shares;

7.	An amendment to the Company’s Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $.01 per share, in such series, and containing such preferences, limitations and relative rights as shall be determined by the board of directors of the Company; and

8.	An amendment to the Company’s Articles of Incorporation to eliminate cumulative voting rights in the election of directors.

The proxy card also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting. Each proposal is a separate matter for the shareholders to vote on, and no proposal’s approval is subject to or conditioned upon the approval of any other proposal.

Who bears the cost of the proxy solicitation?

The Company generally bears all costs of soliciting proxies. We have retained and pay a fee to Registrar and Transfer Company to act as the Company’s registrar and transfer agent and to assist in the solicitation of proxies, but the Company pays no separate compensation for the solicitation of proxies. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or overnight delivery service. Our directors, officers and employees do not receive separate compensation for these services.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Tuesday, February 22, 2005, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of February 22, 2005, the Company’s only outstanding class of securities was common stock, $5.00 par value per share. On that date, the Company had 15,000,000 shares authorized, of which 10,402,486 shares were outstanding. Proposal No. 6, to increase the number of authorized shares of common stock, and Proposal No. 7, to authorize a class of “blank check” preferred stock, will not take effect, if the proposals are approved at all, until after the annual meeting.

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of the stock) or by proxy, whether or not you attend the annual meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold the Company’s annual meeting. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held, except that as to each proposal to elect a class of directors, shareholders may cumulate their votes. Proposal No. 8, to eliminate cumulative voting, will not take effect, if it is approved at all, until after the annual meeting.

For all proposals brought before the annual meeting, except the election of directors, each proposal is approved if the votes cast in favor of the proposal are greater than the votes cast opposing the proposal.

How are directors elected?

At the annual meeting, you will consider three separate proposals to elect directors for each of the Company’s three classes of directors. Directors are elected by plurality vote; the candidates in each class who receive the highest number of votes cast, up to the number of directors to be elected, are elected. The proxy card gives the proxy holders discretionary authority to cumulate votes to elect as many of the nominees for director as possible.

Cumulative voting entitles you to give one nominee in a single class a number of votes equal to the number of directors in the class multiplied by the number of shares you hold or to distribute your total votes among all or several nominees in the class. For example:

•	There are six nominees for Class 3 directors. If you own ten shares, you have 60 votes for Class 3 directors. You can elect to cast all votes for a single director, cast ten votes for each of the six nominees or allocate your 60 votes among several nominees in Class 3.

•	There are two nominees for Class 2 directors. If you own ten shares, you have 20 votes for Class 2 directors. You can elect to allocate the 20 votes among the Class 2 directors by casting all votes for a single director or by dividing the votes between the two nominees in any proportion.

How will the proxy be voted, and how are votes counted?

When your proxy card is returned, properly signed and dated, the shares represented by the proxy will be voted at the annual meeting as you instructed on the card, including any adjournments or postponements of the meeting. If your proxy card is signed, but no instructions are given, the shares represented by the proxy will be voted at the annual meeting and any adjournments or postponements as follows:

1.	“FOR” the election of nominees William M. Beasley, Marshall H. Dickerson, Eugene B. Gifford, Jr., Richard L. Heyer, Jr., J. Niles McNeel and H. Joe Trulove as Class 3 directors;

2.	“FOR” the election of nominees Francis J. Cianciola and Neal A. Holland, Jr. as Class 2 directors;

3.	“FOR” the election of nominees Harold B. Jeffreys and Jack C. Johnson as Class 1 directors;

4.	“FOR” the approval of an amendment of the Company’s 2001 Long-Term Incentive Plan to increase the number of shares of common stock available for grant, award or issuance under the plan.

5.	“FOR” the approval of an amendment to the Company’s Articles of Incorporation to change the Company’s name to Renasant Corporation;

6.	“FOR” the approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, of the Company from 15,000,000 shares to 75,000,000 shares;

7.	“FOR” the approval of an amendment to the Company’s Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $.01 per share, in such series, and containing such preferences, limitations and relative rights as shall be determined by the board of directors of the Company; and

8.	“FOR” the approval of an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting rights in the election of directors.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, the shares will not be voted on any matter on which your broker does not have discretionary authority to vote. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter.

How are shares in the Company’s 401(k) plan voted?

If you are an employee of the Company who participates in the Company’s 401(k) plan, you can vote the number of shares of common stock equal to your units in the Company stock fund and shares otherwise held under the plan for your benefit, determined as of the close of business on February 22, 2005. The trustee of the 401(k) plan, the Bank, acts as a proxy and actually votes the shares. If you do not send instructions within the time required, your shares or share equivalents will not be voted.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted by giving written notice to the secretary of the Company before the annual meeting or by granting a subsequent proxy. If you, rather than your broker, are a record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804.

STOCK OWNERSHIP

Does any person own more than 5% of the Company’s common stock?

As of February 22, 2005, the Company had approximately 3,400 shareholders of record. To the knowledge of management of the Company, no shareholder owns beneficially more than 5% of the Company’s issued and outstanding common stock. As of January 31, 2005, the Company’s 401(k) plan held an aggregate of 491,525 shares, or 4.72%, of the Company’s common stock. Shares in the plan are allocated to individual participant accounts. Participants direct the voting of their allocated shares.

How much stock is beneficially owned by the directors and executive officers of the Company?

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of January 31, 2005, including their name, position and the number of shares beneficially owned. Unless otherwise noted, these persons have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws).

	Amount and Nature of Beneficial Ownership
	Direct		Options Exercisable Within 60 Days	Other		Total	Percent of Class
Directors and Nominees:
William M. Beasley	29,755		—	—		29,755	*
George H. Booth, II	7,698		—	—		7,698	*
Frank B. Brooks	21,193		—	47	(1)	21,240	*
John M. Creekmore	5,506		—	418	(2)	5,924	*
Marshall H. Dickerson	5,117		—	—		5,117	*
John T. Foy	2,719		—	—		2,719	*
Eugene B. Gifford, Jr.	70,587		—	31,889	(3)	102,476	*
Richard L. Heyer, Jr.	3,862		—	—		3,862	*
Neal A. Holland, Jr.	20,199		18,000	105,537	(4)	143,736	1.38%
Harold B. Jeffreys	116,230		18,000	—		134,230	1.29%
Jack C. Johnson	30,190		33,510	9,893	(5)	73,593	*
Robert C. Leake	18,587		—	8,658	(6)	27,245	*
J. Niles McNeel	18,939		—	4,675	(7)	23,614	*
C. Larry Michael	11,253		—	—		11,253	*
Theodore S. Moll	3,000		—	2,100	(8)	5,100	*
John W. Smith	27,433		—	11,739	(9)	39,172	*
H. Joe Trulove	17,061		—	—		17,061	*
J. Larry Young	5,196		—	393	(10)	5,589	*

Named Executive Officers:
E. Robinson McGraw(11)	19,208	(11)	45,000	763	(11)	64,971	*
Francis J. Cianciola	72,963	(12)	—	—		72,963	*
James W. Gray	8,648	(13)	10,500	365	(13)	19,513	*
Stuart R. Johnson	9,942	(14)	10,500	—		20,442	*
Stephen M. Corban	4,139		833	—		4,972	*

Other Executive Officers	—		24,000	35,418		59,418	*

All directors, nominees and executive officers as a group	529,425		160,343	211,895		901,663	8.53%

*	Less than 1% of the outstanding common stock.
(1)	Includes 47 shares held by Mr. Brooks’ daughter, for which Mr. Brooks disclaims beneficial ownership.
(2)	Includes 418 shares held by Mr. Creekmore’s children.
(3)	Includes 31,889 shares held by Mr. Gifford’s grandchildren, for which Mr. Gifford’s spouse serves as custodian.

(4)	Includes 869 shares held by Mr. Holland’s spouse, 4,832 shares held by a family limited liability partnership, Holland, LLP, and 99,836 shares held by a family limited liability partnership, Holland Holdings, LLP.
(5)	Includes 7,405 shares held by Germantown Home Builders, Inc. Retirement Plan, for which Mr. Johnson serves as Trustee, and 2,488 shares held by Mr. Johnson’s spouse.
(6)	Includes 8,658 shares held in trust.
(7)	Includes 925 shares held by Mr. McNeel’s spouse and 3,750 shares held by Mr. McNeel’s children as to which Mr. McNeel serves as custodian.
(8)	Includes 2,100 shares held by Mr. Moll’s children, for which Mr. Moll serves as custodian.
(9)	Includes 11,739 shares held by Mr. Smith’s spouse.
(10)	Includes 393 shares held by Mr. Young’s spouse.
(11)	Mr. McGraw is also a director of the Company. His direct ownership includes an aggregate of 7,842 shares that are allocated to his accounts under the Company’s 401(k) plan, for which Mr. McGraw has voting power. His other ownership includes 763 shares held by Mr. McGraw’s children, for which Mr. McGraw serves as custodian.
(12)	Mr. Cianciola is also a director of the Company. His direct ownership includes 164 shares allocated to Mr. Cianciola’s account under the Company’s 401(k) plan, for which he has voting power.
(13)	Direct ownership includes an aggregate of 3,460 shares allocated to Mr. Gray’s accounts under the Company’s 401(k) plan, for which he has voting power. Other ownership includes 365 shares held by Mr. Gray’s spouse.
(14)	Direct ownership includes an aggregate of 9,832 shares allocated to Mr. Johnson’s accounts under the Company’s 401(k) plan, for which he has voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities Exchange Commission and the American Stock Exchange reports of ownership of Company securities and changes in their ownership on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the reports on Forms 3, 4 and 5 furnished to the Company, or written representations from reporting persons that all reportable transactions were reported,

the Company believes that during 2004 our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that one report on Form 4 was inadvertently filed late by Mr. Jack C. Johnson.

BOARD OF DIRECTORS

How many directors serve on the board and who are the current directors?

Effective as of the annual meeting, a total of 19 directors serve on our board. There are three classes of directors: six in Class 1, seven in Class 2 and six in Class 3. Our current directors are:

Name	Age	Class	Experience
George H. Booth Director since 1994	50	1	Mr. Booth is co-owner of Tupelo Hardware Company, a closely held family business primarily engaged in wholesale and retail hardware sales. Mr. Booth is currently serving as president of Tupelo Hardware Company, having served as vice president from 1976 until 2000.

Frank B. Brooks Director since 1989	61	1	Mr. Brooks has been a cotton farmer since 1959 and president of Yalobusha Gin Company, Inc., a cotton gin located in Yalobusha County, Mississippi, since 1992.

John T. Foy Director since 2004	57	1	Mr. Foy served as President and Chief Executive Officer of Lane Furniture Industries from October 1996 until February 2004, when he was named President and Chief Operating Officer of Furniture Brands International, where he also serves as a member of the Board of Directors. Furniture Brands International is engaged in the manufacture of upholstered and wooden furniture.

Harold B. Jeffreys Director since January 1, 2005	60	1	Mr. Jeffreys is a consultant to and was the founder and served as Chairman of the Board of Directors and in various executive positions of Applied Research, Inc., in Huntsville, Alabama from 1980 until its sale in 1994. He and his son currently operate Cedar Lake Farms, and he is also involved in other investments. Mr. Jeffreys also served as Interim President and Chief Executive Officer of Heritage Financial Holding Corporation from March, 2002, until September, 2003. Mr. Jeffreys was appointed as a Class 1 director upon the completion of the Company’s acquisition of Heritage Financial Holding Corporation.

Name	Age	Class	Experience
Jack C. Johnson Director since July 1, 2004	62	1	Mr. Johnson has served as President of Germantown Home Builders, Inc., located in Germantown, Tennessee, since 1974. Since March, 2001, he has also served as the Chief Manager of Colonnade, LLC, a company engaged in the leasing of storage and office space in Memphis, Tennessee. Mr. Johnson was appointed as a Class 1 director upon the completion of the Company’s acquisition of Renasant Bancshares, Inc.

C. Larry Michael Director since 1997	59	1	Mr. Michael has served as president of Transport Trailer Service, Inc., a company primarily engaged in semi-trailer sales and repair; Rent-A-Box, Inc., a company primarily engaged in semi-trailer leasing; and Precision Machine and Metal Fabrication, Inc., a company primarily engaged in customized machining of metal parts, since 1972.

Francis J. Cianciola Director since July 1, 2004	54	2	Mr. Cianciola has served as an executive vice president of the Company and the president of Renasant Bank of Tennessee since 2004. Prior to the Company’s acquisition of Renasant Bancshares, Inc. in July, 2004, Mr. Cianciola had served as president, chief executive officer and vice chairman of the Board of Directors of Renasant Bancshares, Inc. and Renasant Bank of Tennessee since 1999. Mr. Cianciola was appointed as a Class 2 director upon the completion of the Company’s acquisition of Renasant Bancshares, Inc.

John M. Creekmore Director since 1997	49	2	Mr. Creekmore has engaged in the practice of law since 1987 as the owner of the law firm Creekmore Law Office.

Neal A. Holland, Jr. Director since January 1, 2005	48	2	Mr. Holland has been President of Holland Company, Inc., a diversified sand, stone and trucking company in Decatur, Alabama, since 1980. He is also the owner and President of Cedar Ridge Golf Course, Inc. Mr. Holland was appointed as a Class 2 director upon the completion of the Company’s acquisition of Heritage Financial Holding Corporation on January 1, 2005.

E. Robinson McGraw Director since 2000	58	2	Mr. McGraw has served as president and chief executive officer of both the Company and the Bank since 2000. Mr. McGraw served as executive vice president of the Bank prior to becoming chief executive officer.

Theodore S. Moll Director since 2002	62	2	Mr. Moll has been with MTD Products, a company primarily engaged in the production of outdoor power equipment, since 1965. Mr. Moll presently serves as executive vice president of its worldwide operations.

Name	Age	Class	Experience
John W. Smith Director since 1978	69	2	Mr. Smith, who is retired, served as president and chief executive officer of the Company and the Bank from 1993 until 2000.

J. Larry Young Director since 1982	66	2	Mr. Young has been employed as a part-time pharmacist with Fred’s Pharmacy in Pontotoc, Mississippi since 1998. Prior to 1998, Mr. Young was a pharmacist for and a partner in Ramsey-Young Pharmacy.

William M. Beasley Director since 1989	53	3	Mr. Beasley has engaged in the practice of law as a partner of the law firm of Phelps Dunbar LLP since 1999. Prior to 1999, Mr. Beasley was a partner of the law firm of Mitchell, Voge, Beasley and Corban LLP. He has also served as vice chairman of the board of directors of the Company since 2001.

Marshall H. Dickerson Director since 1996	55	3	Mr. Dickerson has been the owner and manager of Dickerson Furniture Company, a company primarily engaged in retail home furnishings, since 1978.

Eugene B. Gifford, Jr. Director since 1987	70	3	Mr. Gifford has engaged in the practice of law since 1960 as a partner in the law firm of Gifford, Allred and Tennison.

Richard L. Heyer, Jr. Director since 2002	48	3	Dr. Heyer has served as a physician and partner of Tupelo Anesthesia Group, P.A. since 1989.

J. Niles McNeel Director since 1999	58	3	Mr. McNeel has engaged in the practice of law as a partner of the law firm of McNeel and Ballard since 1983.

H. Joe Trulove Director since 1999	67	3	Mr. Trulove is presently a partner of Landmark Enterprises, a company primarily engaged in real estate and investments. Mr. Trulove has been chairman of the board of directors of Rose Hill Manufacturing Company, a company primarily engaged in the manufacture of upholstered furniture, since 2002. Prior to 2001, Mr. Trulove was senior vice president of York Casket Company, a company primarily engaged in the manufacture of caskets.

Who is the presiding director?

Mr. Robert C. Leake, who has served as chairman of the Company’s and Bank’s board since 1989 and as a director since 1973, will retire effective at the annual meeting because he has reached the mandatory retirement age for directors, age 72. The board will elect a new chairman to replace Mr. Leake at its meeting to be held April 19, 2005, immediately following our annual meeting.

Are the directors independent?

Our board has determined that a majority of its members are “independent” as defined under Section 121(A) of the American Stock Exchange listing standards. With the exception of Messrs. Cianciola and Johnson, all of the continuing directors and the nominees listed above also presently serve on the board of directors of the Bank. Messrs. Cianciola and Johnson serve on the board of directors of Renasant Bank of Tennessee, a wholly-owned subsidiary of the Company. There are no family relationships between any director, executive officer or person nominated to become a director.

How are directors compensated?

Directors who are employees of the Company receive no additional compensation for their service as directors. The board sets the compensation for non-employee directors. Currently, each non-employee director is paid an annual fee of $6,000 and $350 for each board meeting attended. Non-employee directors are also paid $350 for each committee meeting attended. The chairman of the board is paid an annual fee of $26,000 and $350 for each committee meeting attended. The chairman of the audit committee is paid $700 for each audit committee meeting attended.

We maintain two types of deferred compensation arrangements in which our directors may elect to participate. Under one arrangement, deferred fees are deemed invested in units representing shares of the Company’s common stock and credited with dividend equivalent units as and when the Company pays dividends. Under the other arrangement, deferred fees are credited with an interest rate. Fees deferred between 1985 and 1988 accrue interest annually at 130% of the Moody’s Average Corporate Bond Rate for the month of October for the preceding year (8.22% in 2004); fees deferred after January 1, 1989, are credited with interest at 100% of such rate (6.32% in 2004). Amounts held under either plan are payable when a director ceases to serve as a member of the board or attains a specified age.

How many meetings did the board hold during 2004?

The board held 14 meetings during 2004. All directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served, with the exception of Mr. Foy, who attended 68% of these meetings. The Bank’s board met 14 times during 2004. The Company does not have a policy requiring director attendance at its annual meeting. At our 2004 annual meeting, all directors were in attendance. The Company expects its entire board to be in attendance at this year’s annual meeting.

What committees has the board established?

The board of directors has established an audit committee, a compensation committee, and a nominating committee.

Who serves on the audit committee and what are its responsibilities?

Frank B. Brooks, Marshall H. Dickerson, John T. Foy, Theodore S. Moll and J. Larry Young are the members of the audit committee. The board has determined that each member of the audit committee is an “independent director” as defined in Section
121(A) of the American Stock Exchange listing standards and that each meets the criteria for independence in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. We have determined that Theodore S. Moll qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations and satisfies the “financial sophistication” requirements under Section 121(B) of the American Stock Exchange listing standards.

The board has adopted a written charter for the audit committee. The charter was most recently amended and restated on May 18, 2004. A copy of the restated charter is attached as Appendix A.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities include the following:

•	Appointing, compensating and overseeing the Company’s independent auditors;

•	Monitoring the integrity of the Company’s financial reporting process and system of internal controls;

•	Monitoring the independence and performance of the Company’s independent auditors and internal auditing department;

•	Pre-approving all auditing and permitted non-audit services provided by the Company’s independent auditors;

•	Providing an avenue of communication among the Company’s independent auditors, management, the internal auditing department, and the board of directors; and

•	Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

During 2004, the audit committee held 14 meetings.

Who serves on the compensation committee and what are its responsibilities?

William M. Beasley, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, Robert C. Leake and J. Niles McNeel are the members of the compensation committee. The compensation committee establishes, reviews and administers the Company’s executive compensation programs and determines executive compensation, including the compensation of the Company’s chief executive officer. During 2004, the compensation committee held five meetings. Each of the current members of the compensation committee is an “independent director” as defined under Section 121(A) of the listing standards of the American Stock Exchange.

Who serves on the nominating committee and what are its responsibilities?

The nominating committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s board of directors and the board’s committees. The members of the nominating committee are John M. Creekmore, Eugene B. Gifford, Jr., Robert C. Leake and J. Larry Young. Each of the current members of the nominating committee is an “independent director” as defined under Section 121(A) of the listing standards of the American Stock Exchange. The nominating committee has adopted a written Nominating Committee Charter. A copy of the charter was attached to the Company’s proxy statement for the 2004 Annual Meeting. During 2004, the nominating committee met one time.

The nominating committee evaluates potential new directors based upon the needs of the board and the Company. Criteria that have been used to assess a candidate for director include whether the candidate possesses the following qualities:

•	“Independence,” as defined under the American Stock Exchange listing standards;

•	Experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	Familiarity with and participation in the local community;

•	Prominence and reputation in his or her profession;

•	Record of honest and ethical conduct, personal integrity and independent judgment;

•	Ability to represent the interests of the shareholders of the Company; and

•	Ability to devote time to the board of directors and to enhance their knowledge of the Company’s industry.

Usually, nominees for election to the board are proposed by management and members of the board. The committee also considers candidates you recommend. Your recommendations should be addressed to: Secretary, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804. The committee will only consider shareholder-recommended candidates who meet the eligibility requirements for directors which are included in the Company’s Bylaws and the American Stock Exchange listing standards. Your recommendations must be submitted to the Company by November 7, 2005, for consideration as a possible nominee for election to the board at the Company’s 2006 annual meeting. Your notice must include the following information about any nominee:

•	The name, age, business address and residence address of the nominee;

•	The principal occupation or employment of the nominee;

•	The class and number of shares of the Company’s stock which are beneficially owned by the nominee;

•	Any other information relating to the nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors; and

•	The nominee’s written consent to be nominated as a director and to serve if elected.

You must also include your name and address and the class and amount of your beneficial ownership of the Company’s stock. The nominating committee may choose not to consider an unsolicited recommendation if no vacancy exists and there is no need to increase the size of the board.

How does the board respond to shareholder questions?

The board has not adopted a formal procedure that you must follow to send communications to it. However, the board does receive communications from shareholders, from time to time, and addresses the communications as appropriate. You can send communications to the board by contacting Peoples’ Director of Investor Relations and Planning in one of the following ways:

•	By writing to The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804, Attention: Director of Investor Relations and Planning;

•	By e-mail at jimg@renasant.com; or

•	By phone at (662) 680-1217.

If you request information or ask questions that can more efficiently be addressed by management, the Director of Investor Relations will respond to your questions. The Director of Investor Relations will forward to the audit committee any communication concerning employee fraud or accounting matters. The Director of Investor Relations will forward to the full board any communication relating to corporate governance or those requiring action by the board of directors.

Are directors and other officers indebted to the Bank?

Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of the Bank and have had transactions with the Bank in the ordinary course of the Bank’s business. In the opinion of the board of directors, these transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

What related party transactions involve the board of directors?

During 2004, the Company and the Bank engaged in certain transactions with the Company’s directors, which are summarized below:

•	The Bank employed the firm of Gifford, Allred and Tennison as local counsel for its community bank at Booneville, Mississippi. Eugene B. Gifford, Jr., a director of the Company and the Bank, is a partner of Gifford, Allred and Tennison.

•	The Bank employed Creekmore Law Office as local counsel for its community bank at Amory, Mississippi. John M. Creekmore, a director of the Company and the Bank, is the owner of Creekmore Law Office.

•	The Bank employed McNeel and Ballard as local counsel for its community bank at Louisville, Mississippi. J. Niles McNeel, a director of the Company and the Bank, is a partner of McNeel and Ballard.

•	The Company employed the law firm of Phelps Dunbar LLP to provide advice in various legal areas including employee benefits and general corporate law. William M. Beasley, a director of the Company and the Bank, is a partner of Phelps Dunbar LLP.

The Company expects that these firms will continue to represent the Company and the Bank in similar matters in the future.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Who are the executive officers of the Company?

The names, ages, positions and business experience of the Company’s principal executive officers, except for Mr. McGraw and Mr. Cianciola, are listed below. Because they are also members of our board, information about Mr. McGraw and Mr. Cianciola appears previously under the heading “Board of Directors.” With the exception of Mr. Cianciola and Mr. Mathews, each of whom is a party to an employment agreement, all of our executive officers are appointed annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Larry R. Mathews	52	President of the Alabama Division of the Company since January, 2005; Director, President and Chief Executive Officer of Heritage Bank from October, 2002, until January, 2005; Chief Executive Officer of The Bank in Birmingham, Alabama, from July, 2000, until August, 2001; President/CEO of Highland Bank and Alabama Bancorp in Birmingham, Alabama, from January, 1991, until October, 1998.

James W. Gray	48	Executive Vice President of the Company since February, 2003; Executive Vice President of Renasant Bank since April, 1996; Strategic Planning Director of Renasant Bank since November, 2000; Chief Operations Officer of Renasant Bank from November, 1998, until October, 2000.

Stuart R. Johnson	51	Executive Vice President of the Company since February, 2003; Executive Vice President, Chief Financial Officer, and Cashier of Renasant Bank since April, 1996.

Stephen M. Corban	49	Executive Vice President and General Counsel of the Company since July, 2003; Executive Vice President and General Counsel of Renasant Bank since July, 2003; former partner of the law firm Mitchell, Voge, Corban, and Hendrix LLP from 1998 until June, 2003.

How does the Company compensate its executive officers?

The following Summary Compensation Table describes the compensation earned or paid to our chief executive officer and other named executive officers for services they rendered for the three fiscal years ended December 31, 2004.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (3)	Securities Underlying Options (#)	All Other Compensation
E. Robinson McGraw President and Chief Executive Officer	2004 2003 2002	$330,000 310,000 290,000	$115,957 61,103 199,157	15,000 15,000 15,000	$35,273 34,444 33,491	(4)
James W. Gray Executive Vice President	2004 2003 2002	$200,000 188,000 172,795	$24,591 22,350 72,720	5,250 5,250 5,250	$25,603 25,128 24,954	(5)
Stuart R. Johnson Executive Vice President and Chief Financial Officer	2004 2003 2002	$200,000 175,000 160,000	$49,231 20,730 67,328	5,250 5,250 5,250	$26,385 26,599 26,000	(6)
Stephen M. Corban(1) Executive Vice President	2004 2003 2002	$156,000 75,000 —	$19,274 8,621 —	2,500 — —	$19,660 450 —	(7)

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (3)	Securities Underlying Options (#)	All Other Compensation
Francis J. Cianciola (2) Executive Vice President	2004 2003 2002	$107,006 — —	$52,500 — —	— — —	$10,586 — —	(8)

(1)	Mr. Corban was appointed Executive Vice President of the Company on July 1, 2003.
(2)	Mr. Cianciola was appointed Executive Vice President of the Company on July 1, 2004.
(3)	Payments from the Performance Based Rewards Plan, an annual cash bonus plan that provides for awards based upon the performance of the Company and the Bank.
(4)	Includes term life insurance premiums in the amount of $1,440, Company matching contributions to the 401(k) plan in the amount of $8,200 and Company contributions to the money purchase plan in the amount of $16,105. Includes $5,794 in Company credits to a deferred compensation plan during 2004, which was adopted to replace a terminated split dollar life insurance arrangement. Includes $1,975 in above-market earnings credited on amounts held in a deferred compensation plan. Also includes $1,759 in allowance for the use of an automobile.
(5)	Includes term life insurance premiums in the amount of $1,200, Company matching contributions to the 401(k) plan in the amount of $8,200 and Company contributions to the money purchase plan in the amount of $16,105. Also includes $98 in above-market earnings credited on amounts held in a deferred compensation plan.
(6)	Includes term life insurance premiums in the amount of $1,200, Company matching contributions to the 401(k) plan in the amount of $8,200 and Company contributions to the money purchase plan in the amount of $16,105. Also includes $880 in above-market earnings credited on amounts held in a deferred compensation plan.
(7)	Includes term life insurance premiums in the amount of $936, Company matching contributions to the 401(k) plan in the amount of $6,601 and Company contributions to the money purchase plan in the amount of $12,108. Also includes $15 in above-market earnings credited on amounts held in a deferred compensation plan.
(8)	Includes Company matching contributions to the 401(k) plan in the amount of $4,280 and Company contributions to the money purchase plan in the amount of $6,306.

Do executive officers receive equity compensation?

Yes. The Company maintains a stock option plan, the 2001 Long-Term Incentive Plan. The following table provides information about stock option grants made to the named executives during 2004; no restricted stock was awarded:

Option Grants In 2004

Name(1)	Number of Options Granted(2)	% of Total Options Granted to Employees in 2004	Exercise Price ($/Share)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
					0%	5%	10%
E. Robinson McGraw	15,000	16.95%	$33.35	01/01/14	$(3,750)	$314,605	$797,270
James W. Gray	5,250	5.93	33.35	01/01/14	(1,313)	110,112	279,044
Stuart R. Johnson	5,250	5.93	33.35	01/01/14	(1,313)	110,112	279,044
Stephen M. Corban	2,500	2.82	33.35	01/01/14	(625)	52,434	132,878

(1)	No options were granted to Mr. Cianciola in 2004.
(2)	The options are exercisable in three equal installments, beginning on the first anniversary of the date of grant, provided the executive remains an employee of the Company. All options expire ten years from the date of grant. The options immediately vest and become exercisable upon the occurrence of a change in control.
(3)	The exercise price is set at fair market value, which is determined as the average of the closing market prices of a share of the Company’s common stock for the 20 consecutive trading days immediately preceding the effective date of the grant. The exercise price may be paid in cash, by delivery of common stock or a combination of both.
(4)	Potential realizable value assumes that common stock appreciates at the rates shown (compounded annually) from the grant date until the expiration date. Based upon the assumed rates, the stock price at expiration date would be $54.32 per share, assuming a 5% annual increase, and $86.50, assuming a 10% annual increase. These amounts represent increases in the overall market price of our common stock as of December 31, 2004 of approximately 64% and 161%, respectively.

The following table provides information about the unexercised options held by the named executive officers on December 31, 2004. No options were exercised by these officers during 2004.

Aggregate Option Exercises In 2004

and Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In- The-Money Options at December 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
E. Robinson McGraw	—	$—	30,000	30,000	$427,050	$97,650
James W. Gray	—	—	5,250	10,500	42,368	34,178
Stuart R. Johnson	—	—	5,250	10,500	42,368	34,178
Stephen M. Corban	—	—	0	2,500	—	—
Francis J. Cianciola(2)	22,594	505,761	—	—	—	—

(1)	Based upon the closing market price of the Company’s common stock as of December 31, 2004, of $33.10 per share, less the option exercise price payable per share.
(2)	Options were granted to Mr. Cianciola under the Renasant Bancshares, Inc. Stock Option Plan, which was assumed by the Company. The options exercised represent the assumed options, not options granted under the Company’s long-term incentive plan.

Not all of the Company’s plans have been approved by our shareholders. The following table sets forth the information about the equity compensation plans maintained by the Company as of December 31, 2004.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	231,750	$28.20		143,250
Equity compensation plans not approved by security holders(2)	37,876	12.54	(3)	27,117

Total	269,626	$26.95		170,367

(1)	The shareholder approved plan is the 2001 Long-Term Incentive Plan. A total of 375,000 shares of common stock were authorized for issuance under the plan, and options to acquire 231,750 shares were outstanding as of December 31, 2004.

(2)	As of December 31, 2004, there were two equity compensation plans that were not approved by our shareholders:

•	In connection with its acquisition of Renasant Bancshares, Inc., the Company assumed the Renasant Bancshares, Inc. Stock Option Plan, under which options to purchase an aggregate of 19,993 shares of the Company’s common stock remained outstanding; no additional options or other forms of equity incentives will be granted or awarded under the plan.

•	One of the company’s deferred compensation plans provides that deferred amounts are invested in units representing shares of our common stock. At the end of each participant’s deferral period, the units are distributed in the form of common stock. Units are allocated to each participant’s account based on quarterly average market price. An aggregate of 45,000 shares of common stock is authorized for issuance under the plan. Units representing an aggregate of 17,883 shares of our common stock have been credited to participant accounts.

(3)	The weighted average exercise price does not take into account awards under the Company’s deferred compensation plans.

What other kinds of plans are maintained for the benefit of the Company’s executives?

The Company’s executive officers are current participants in two broad-based tax qualified employee benefit plans: a 401(k) plan and a money purchase plan. Company contributions to the 401(k) plan and money purchase plan for the benefit of the named executive officers are listed in the Summary Compensation Table. The separate money purchase plan was merged into the 401(k) plan effective as of December 31, 2004.

During 2004, the Company also maintained a separate employee stock ownership plan and a pension plan. No contributions were made to the employee stock ownership plan. The separate employee stock ownership plan was merged into the Company’s
401(k) plan as of December 31, 2004. Accruals under the pension plan were frozen as of December 31, 1996. Mr. McGraw’s monthly benefit from the pension plan is $3,646, Mr. Gray’s monthly benefit is $338 and Mr. Johnson’s monthly benefit is $2,266, each payable at normal retirement age (age 65) in the form of a ten-year certain and life annuity.

Each of the named executive officers may elect to participate in two deferred compensation arrangements. Under one arrangement, deferred compensation is credited to an individual account and deemed invested in common stock equivalent units. Dividend equivalent units are credited to the account as and when dividends are declared and paid by the Company. Under the second arrangement, deferred compensation is credited with interest. Amounts deferred from 1985 through 1988 accrue interest annually at 130% of the Moody’s Average Corporate Bond Rate for the month of October for the preceding year (8.22% during 2004). Amounts deferred after January 1, 1989, accrue interest annually at 100% of the rate (6.32% during 2004). Benefits under both plans are equal to each participant’s account balance and are generally payable on termination of employment or at a specified age.

Does the Company have employment agreements?

In connection with the Company’s acquisition of Renasant Bancshares, Inc., the Company entered into an Employment Agreement with Francis J. Cianciola; the agreement is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. A copy of the Form 10-K has been delivered to you with this proxy statement.

Under the agreement, Mr. Cianciola serves as President and Chief Executive Officer of Renasant Bank of Tennessee, the Company’s wholly-owned subsidiary. The term of the agreement is five years; the term began on July 1, 2004, and will end on June 30, 2009. The agreement provides for an annual base salary of $210,000, which is subject to increase but not decrease. The agreement contains covenants relating to non-competition, the disclosure of confidential information and the ownership of intellectual property that are effective during and after the term.

If, during his employment term, Mr. Cianciola’s employment is involuntarily terminated without cause or if he terminates his employment for good reason, the Company is required to pay severance to Mr. Cianciola, which is determined as follows:

•	An amount equal to his annual base salary at the time of termination;

•	An amount equal to his average bonus for the preceding two whole calendar years;

•	An amount equal to the annual lease payment on the motor vehicle then used by him; and

•	An amount equal to the Company’s portion of his health insurance premiums for a period of 12 months.

If his employment ceases for any other reason, except in connection with a change in control, no additional payments are due.

If Mr. Cianciola’s employment is terminated or he terminates his employment for good reason, either occurring in connection with or within the three-year period following a change in control, he is entitled to receive a severance payment equal to 2.99 times the sum of (1) his annual base salary in effect at the time of his termination, and (2) his average annual bonus for the two years prior to the change in control. The amount of the severance payment is subject to reduction if it would otherwise cause the Company to lose its federal income tax deduction for the payment or subject Mr. Cianciola to the imposition of an excise tax. In the event of a change in control, the approximate payment to be made to Mr. Cianciola is $706,388. The agreement defines the term “change in control” as:

•	The sale by the Company of all or substantially all of its assets;

•	A merger or consolidation in which the shareholders of the Company do not own at least 50% of the surviving entity;

•	The acquisition by any person of 50% of the voting power of the Company; or

•	The vote by the shareholders of the Company to liquidate or dissolve the Company.

Does the Company have other change in control agreements?

Yes. In addition to its agreement with Mr. Cianciola, the Company has entered into change in control agreements with Mr. McGraw, Mr. Gray, Mr. Johnson, Mr. Corban and certain other executives of the Company. These agreements provide severance benefits in the event an executive’s employment is involuntarily terminated without cause or voluntarily terminated for good reason, each within the three-year period following the occurrence of a change in control. For this purpose, a change in control is defined as any liquidation, dissolution, consolidation or merger of the Company in which the Company is not the surviving corporation. The agreements provide for payment of severance in an amount equal to 2.99 times the sum of (1) the executive’s annual base salary in effect prior to termination, and (2) the executive’s average annual incentive bonus for the two years prior to the change in control. This amount is subject to reduction in the event the amount would cause the Company to lose its federal income tax deduction or subject an executive to the imposition of an excise tax. The severance amount is to be held in escrow and is generally payable, with accrued interest, in installments over a three-year period. Payments are reduced if the executive obtains other employment during the payment period; benefits cease if the executive becomes an employee of a competing business during the period. The agreements also provide for the continuation of coverage under other Company benefits for a period of three years.

In the event of a change in control, the approximate aggregate amount of payments to be made over a three-year period based upon current compensation would be $1,251,405 for Mr. McGraw, $668,177 for Mr. Gray, $702,592 for Mr. Johnson, and $508,143 for Mr. Corban.

REPORT OF THE COMPENSATION COMMITTEE

Six non-employee directors serve on the board’s compensation committee. The committee establishes and reviews the Company’s executive compensation programs, sets the chief executive officer’s compensation, approves salary adjustments for other executive officers, based upon a recommendation by the chief executive officer, and makes grants and awards under the Company’s long-term incentive compensation plan. The committee met five times during 2004.

Compensation Goals and Program Components. The Company’s executive compensation program consists of base salary, short-term cash incentives, and long-term, equity-based incentives. The program is intended to permit flexibility in the Company’s compensation practices, to retain and motivate the Company’s key executives, and to align the short and long-term performance of the Company with the compensation of its chief executive officer.

Base Salary. The committee annually reviews and sets the chief executive officer’s base salary. To determine the adjustment, the committee ordinarily reviews performance by evaluating three measures:

•	The Company’s financial goals, which are quantitative measures related to the Company’s earnings per share, return on investment and stock value, growth in the Bank’s loans and deposits, and the Bank’s loan write-offs;

•	Improvement in qualitative measures, such as relationships with the Bank’s officers and employees, the Board and the Company’s shareholders; and

•	Progress towards the Company’s strategic goals, including succession planning, acquisitions, and market expansion.

The chief executive officer also ordinarily addresses the committee and discusses his performance. Based upon the committee’s evaluation of the chief executive’s performance and his comments, the committee then determines base salary. The determination is discretionary, no single measure or group of measures is determinative, and no weighting system is assigned to the measures. During 2003, the committee used this process to increase the base salary of the chief executive officer to $330,000, an increase of 6.45% from the prior year. The increase was effective as of January 1, 2004.

During 2004, the committee engaged an independent compensation consultant to provide information about the salary and bonus payable to similarly situated officers employed by members of the Company’s peer group. The committee then set the chief executive’s base salary, effective as of January 1, 2005, using the process described above and the peer group information. Again, the determination of the committee was discretionary; no specific weight or relevance was assigned to the peer group information or the other factors evaluated by the committee. Beginning January 1, 2005, the base salary of the chief executive officer was set at $353,000, which is a 6.96% increase from 2004.

Annual Cash Incentive. The Company has an annual bonus program under which cash incentives may be awarded to all employees, including the chief executive officer. No bonus is paid if threshold performance targets are not attained. The maximum bonus payable to the chief executive officer is 67.5% of his base salary. Bonuses are determined on the basis of the Company’s annual earnings measured against targets established by the committee at the beginning of each fiscal year. For 2004, the committee considered the peer group information provided by its compensation consultant and that the chief executive officer completed certain of the strategic goals set by the board, primarily acquisitions in designated geographic markets, in addition to the objective criteria included in the bonus plan. Based upon the Bank’s earnings performance during 2004 and these additional factors, the chief executive officer received an incentive bonus payment of $115,957, or 35% of his base compensation.

Long-Term Incentives. The Company also maintains a long-term, equity-based incentive plan, the 2001 Long-Term Incentive Plan. Grants and awards under the plan are intended to align the interests of the key employees with shareholders and to serve as a retention device. As of January 1, 2004, options to acquire 15,000 shares of the Company’s common stock were granted to the Company’s chief executive officer. The number of options granted is consistent with option grants made to the chief executive officer in the two immediately preceding years. The exercise price is $33.35 per share, which is the fair market value of the Company’s common stock on the grant date. The options vest and become exercisable in three annual installments, contingent upon his continued employment with the Company.

Other Compensation and Benefits. The Company maintains a number of broad-based benefit plans in which the executive officers participate, including a group medical plan and a 401(k) plan. These plans are intended to provide basic health and retirement benefits to all of the Company’s employees. Executive officers may elect to supplement their retirement benefits by making voluntary deferrals to one of the Company’s deferred compensation plans. The Company has also entered into change of control agreements with its chief executive and other named executive officers.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million in any taxable year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers, unless certain performance-based conditions are satisfied. Base salary and incentive bonuses are subject to the limitation. Options granted under the Company’s long-term incentive plan have been granted at fair market value. As a result, the value of options is deemed performance-based and is not subject to the limitation. Based upon the treatment of the options as performance-based, the committee does not anticipate the payment of any current compensation to an executive officer that would be affected by the limit.

Compensation Committee:

J. Niles McNeel, Chairman	William M. Beasley
Frank B. Brooks	John M. Creekmore
Marshall H. Dickerson	Robert C. Leake

March 4, 2005

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during 2004 were William M. Beasley, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, J. Niles McNeel, and Robert C. Leake. There are no members of the compensation committee who were officers or employees of the Company or any of its subsidiaries during 2004 or were formerly officers of the Company. Certain members of the Company’s Compensation Committee have relationships with the Company, described earlier in this proxy statement.

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s common stock to the AMEX Market Index and to a peer group of 62 other regional southeast bank holding companies for the Company’s reporting period. The performance graph assumes that the value of the investment in the Company’s common stock, the AMEX Market Index and the peer group of other regional southeast bank holding companies was $100 at January 1, 2000, and that all dividends were reinvested.

Performance Graph

January 1, 2000 - December 31, 2004

	December 31
	1999	2000	2001	2002	2003	2004
The Peoples Holding Company	$100.00	$65.06	$138.45	$156.67	$194.95	$200.37
Coredata Group Index (1)	100.00	102.09	128.39	137.41	175.45	201.74
AMEX Market Index	100.00	98.77	94.22	90.46	123.12	140.99

(1)	The bank holding companies included in the Regional Southeast Banks peer group are: Alabama National BanCorporation; AmSouth Bancorporation; Auburn National Bancorporation, Inc.; The Banc Corporation; BancorpSouth, Inc.; BancTrust Financial Group, Inc.; Bank of the Ozarks, Inc.; Beach First National Bancshares, Inc.; Britton & Koontz Capital Corporation; Capital Bancorp, Inc.; Cardinal Financial Corporation; Centerstate Banks of Florida, Inc.; Citizens First Corporation; Civitas Bankgroup, Inc.; Colonial BancGroup, Inc.; Community Bancshares, Inc.; Community First Bancorp; Community National Bancorp; Community Trust Bancorp, Inc.; Compass Bancshares, Inc.; Cornerstone Bancshares; Crescent Banking Company; Eastern Virginia Bankshares, Inc.; Farmers Capital Bank Corporation; Fauquier Bankshares, Inc.; First Bancshares, Inc. MS; First Capital Bank; First Community Bancshares, Inc. VA; First Community Bank Corporation; First Horizon National Corp.; First M & F Corporation; First National Bancshares, Inc. FL; First Security Bancorp, Inc.; FNB Corporation FL; FNB Corporation VA; Four Oaks Fincorp, Inc.; Globe Bancorp, Inc.; Hancock Holding Company; Heritage Bankshares, Inc. VA; Hibernia Corporation; Iberiabank Corporation; Metairie Bank & Trust; MidSouth Bancorp, Inc.; Minden Bancorp, Inc.; Mountain National Bancorp; NB&T Financial Group, Inc.; NBC Capital Corporation; Penseco Financial Services Corporation; The Peoples BancTrust Company; The Peoples Holding Company; Pinnacle Bancshares, Inc.; Pinnacle Financial Partners, Inc.; Premier Financial Bancorp, Inc.; Regions Financial Corporation; Republic Bancorp, Inc.; S. Y. Bancorp, Inc.; Simmons First National Corporation; Southcoast Financial Corporation; Trustmark Corporation; United Security Bancshares, Inc.; and Whitney Holding Corporation.

Source: Media General Financial Services.

There can be no assurance that the Company’s common stock performance will continue in the future with the same or similar trends depicted in the performance graph above. The Company will not make or endorse any predictions as to future stock performance.

INDEPENDENT AUDITORS

Who are the Company’s auditors?

The board of directors, upon recommendation of the audit committee, has appointed Ernst & Young LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2005. A representative of Ernst & Young LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

What fees were paid to the auditors in 2004?

Fees related to services performed for the Company by Ernst & Young LLP in fiscal years 2004 and 2003 are as follows:

	2004	2003
Audit Fees (1)	$678,000	$299,000
Audit-Related Fees (2)	20,400	8,500
Tax Fees (3)	27,000	154,000
All Other Fees	0	0

Total	$725,400	$461,500

(1)	Audit fees included fees and expenses associated with the audit of the Company’s annual financial statements, the reviews of the financial statements in the Company’s quarterly reports on Form 10-Q, and regulatory and statutory filings.
(2)	Audit-related fees primarily included accounting consultation.
(3)	Tax fees and expenses included tax compliance services, tax advice, and tax planning assistance. All tax fees were permissible tax fees under Section 201 of the Sarbanes-Oxley Act of 2002.

In accordance with the procedures set forth in its charter, a copy of which is attached as Appendix A, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditor prior to the engagement of the independent auditors with respect to such services, subject to the de minimus exceptions for non-audit services permitted by the Securities Exchange Act of 1934, as amended, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2004 and 2003, none of the fees listed under Audit-Related

Fees or Tax Fees were covered by the de minimus exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent auditors when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to its proxy regulations or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, other than as provided in Item 7(d)(3)(v) of Regulation 14A-101. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assertion on the design and effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 with management. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements of the Company with generally accepted accounting principles, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU §380). In addition, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with the independent auditors the auditors’ independence from management and the Company, and has considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held fifteen meetings during 2004.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements and management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee:

Frank B. Brooks, Chairman	Marshall H. Dickerson
John T. Foy	Theodore S. Moll
J. Larry Young

March 2, 2005

PROPOSAL NOS. 1, 2 AND 3

TO ELECT DIRECTORS

What are the voting procedures?

Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. If your proxy card is signed, but instructions are not given, the proxy holders will vote your proxy for the listed nominees and they reserve the right to cumulate votes and distribute them among the nominees in each class in their discretion. If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board. If shareholders attending the annual meeting cumulate their votes such that all of the nominees in each class above cannot be elected, the proxy holders will cumulate votes to elect as many of the nominees listed above as possible.

Proposal No. 1 – Election of Six Class 3 Directors

The six Class 3 directors elected at our annual meeting will serve a three-year term, or until the 2008 annual meeting. The board has nominated for election as Class 3 directors:

•	William M. Beasley;

•	Marshall H. Dickerson;

•	Eugene B. Gifford, Jr.;

•	Richard L. Heyer, Jr.;

•	J. Niles McNeel; and

•	H. Joe Trulove.

Each nominee presently serves as a member of our board. For election of the six Class 3 directors, your are entitled to cast six votes for each share held and may cumulate your votes.

The Company’s board of directors unanimously recommends a vote “FOR” the election of each of the six nominees for Class 3 director to the board of directors.

Proposal No. 2 – Election of Two Class 2 Directors

Two Class 2 directors will be elected at the annual meeting, each to serve a two-year term, or until the 2007 annual meeting. The board has nominated for election as Class 2 directors:

•	Francis J. Cianciola; and

•	Neal A. Holland, Jr.

For the election of the two Class 2 directors, you are entitled to cast two votes for each share held and may cumulate your votes.

Both of the nominees currently serve as directors of the Company. Mr. Cianciola was appointed to serve as a Class 2 director in connection with the Company’s acquisition of Renasant Bancshares, Inc. on July 1, 2004, and Mr. Holland was appointed to serve as a Class 2 director in connection with the Company’s acquisition of Heritage Financial Holding Corporation on January 1, 2005. Mr. Leake, the chairman of the board, recommended to the nominating committee that Messrs. Cianciola and Holland be nominated for re-election to the board of directors at the 2005 annual meeting.

The Company’s board of directors unanimously recommends a vote “FOR” the election of each of the two nominees for Class 2 to the board of directors.

Proposal No. 3 – Election of Two Class 1 Directors

Two Class 1 directors will be elected at the annual meeting, each to serve a one-year term, or until the 2006 annual meeting. The board has nominated for election as Class 1 directors:

•	Harold B. Jeffreys; and

•	Jack C. Johnson.

For the election of the two Class 1 directors, you are entitled to cast two votes for each share held and may cumulate your votes.

Both of the above nominees currently serve as directors of the Company. Mr. Johnson was appointed to serve as a Class 1 director in connection with the Company’s acquisition of Renasant Bancshares, Inc. on July 1, 2004, and Mr. Jeffreys was appointed to serve as a Class 1 director in connection with the Company’s acquisition of Heritage Financial Holding Corporation on January 1, 2005. Mr. Leake, the chairman of board, recommended to the nominating committee that Messrs. Johnson and Jeffreys be nominated for re-election to the board of directors at the 2005 annual meeting.

The Company’s board of directors unanimously recommends a vote “FOR” the election of each of the two nominees for Class 1 director to the board of directors.

PROPOSAL NO. 4

TO AMEND THE 2001 LONG-TERM INCENTIVE PLAN

On April 15, 2003, our shareholders approved the Company’s 2001 Long-Term Incentive Plan, referred to the “LTIP” or the “plan,” including the reservation of 375,000 shares of our common stock for grant, award, or issuance under the plan, as adjusted to reflect the Company’s three-for-two stock split on December 1, 2003. As of January 31, 2005, after the 2005 option grants, an aggregate of 27,500 shares of common stock remained available for grant, award or issuance. The Company’s board of directors has approved an amendment to the LTIP, which provides for the grant, award or issuance of an additional 650,000 shares of our common stock, subject to shareholder approval.

The LTIP is a type of compensation arrangement that provides for the grant of stock options and the award of restricted stock, collectively called “incentives.” Grants and awards under the plan are made to motivate and reward our officers and key employees and to retain them. The plan is one of the primary methods we have to link the compensation of our officers and key employees to the interests of our shareholders. Below is a description of the LTIP, including the amendment. The description is qualified in its entirety by the LTIP, which was attached as Appendix B to our 2003 proxy statement, and the terms of the amendment, which is included in this proxy statement as Appendix B.

Administration. The LTIP is administered by a committee of not less than two persons, usually the compensation committee of our board. Among other duties and responsibilities, the committee determines the grants and awards to be made under the plan and sets their terms and conditions. The committee can delegate to our officers and employees some or all of its administrative and ministerial duties. The full board of directors possesses the authority to act in lieu of the committee as to any matter with respect to which the committee is authorized to take action.

Participation. Employees of the Company and our affiliates are eligible to receive grants and awards under the LTIP when they are designated by the committee. As of January 31, 2005, a total of 726 employees of the Company and its affiliates were eligible to participate in the LTIP, and 41 employees were actually granted options or awarded shares of restricted stock under the plan.

Number of Shares. A total of 375,000 shares of our common stock was initially reserved for grant, award or issuance under the LTIP, of which 27,500 shares remained available as of January 31, 2005. If the amendment is approved by our shareholders, shares available under the plan will be increased by 650,000 shares, or 6.25% of our outstanding common stock as of January 31, 2005.

The plan provides for adjustments to the number of available shares and individual grants and awards to the extent necessary to prevent dilution or enlargement in the event of a stock split, recapitalization or similar event. The number of available shares of common stock will be reduced when grants and awards are made by the committee or common stock is issued under the plan. The plan provides that the number of available shares will increase:

•	By the number of shares of common stock covered by grants and awards that expire, are forfeited, lapse or are otherwise cancelled;

•	By the number of shares of common stock tendered to the Company in satisfaction of the exercise price of an option or a tax withholding obligation; and

•	By the number of shares of common stock tendered in satisfaction of the exercise price of an option.

The plan permits the grant of options and the award of restricted stock; only options have been granted under the plan:

•	Options. All options granted under the plan are nonqualified or nonstatutory options. The terms of each option are determined by the committee at the time of grant. Among other limitations, the committee cannot grant an option with an exercise price that is less than the fair market value of a share of our common stock on the date of grant, and no option can have a term in excess of ten years, measured from the date of grant. The committee determines whether all or any portion of a grant will be immediately exercisable, be subject to service-related vesting conditions or whether exercise will be contingent upon the attainment of specified performance goals during a designated performance period.

•	Restricted Stock. Restricted stock is our common stock that is issued on the Company’s books and awarded to a participant, but that remains subject to forfeiture and/or limitations on transfer or other disposition, called “forfeiture conditions.” The forfeiture conditions can apply during a service-related vesting period or until specified performance goals are satisfied, either referred to as a “forfeiture period.” During the forfeiture period, a participant is entitled to vote shares of restricted stock and receive dividends, as, if and when declared by our board. At the end of the period, the committee determines whether the forfeiture conditions have been satisfied and the number of shares of common stock that are to be released to the participant free of the conditions.

The number of grants and awards to be made under the LTIP are determined each year in the discretion of the compensation committee and are not determinable.

Transferability. Grants and awards made under the LTIP are not subject to transfer, assignment, pledge, alienation or other form of encumbrance, except in the event of death. The committee may permit the transfer of options, other than incentive stock options, to members of a participant’s immediate family members or to certain entities formed by a participant and his or her immediate family members, such as a family limited partnership.

Change in Control. If our board of directors determines that a change in control has occurred:

•	Service-related vesting conditions, performance goals or other forfeiture conditions then applicable to an incentive will be deemed satisfied or lapsed; and

•	Outstanding options will become and remain exercisable during the six-month period following the change or the longer period permitted under an individual grant.

For this purpose, the term “change in control” is generally defined as the acquisition of 20% or more of our common stock by a third party, a merger or similar reorganization in which the Company or its shareholders do not own more than 80% of the surviving entity, a change in a majority of the members of our board or the sale of all or substantially all of the assets of Renasant Bank.

Term. No grants, awards or allocations can be made under the LTIP after the tenth anniversary of the date on which the plan was first approved by our board, or October 8, 2011. The plan will remain in effect until all incentives have been satisfied, terminated, expired or lapsed, all forfeiture conditions or performance goals have lapsed or been satisfied.

Amendment and Termination. The board of directors possesses the authority to amend or terminate the LTIP, provided that shareholder approval must be obtained if required under applicable federal or state law or the rules of any exchange or listing organization on which our common stock is then quoted or exchanged.

Prior to the occurrence of a change in control, the board or the committee can amend the terms of an individual grant or award made under the LTIP, except that the consent of each affected participant is required if the amendment materially impairs an individual grant or award.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally provides that annual compensation paid to our chief executive officer and our other four most highly paid officers in excess of $1 million cannot be deducted by the Company. For this purpose, the value of most types and forms of compensation are taken into account, except that the deduction limit does not apply to “qualified performance-based” compensation.

Options granted under the LTIP are intended to satisfy the definition of qualified performance-based compensation because they are granted at fair market value. The committee may structure individual awards of restricted stock as qualified performance-based compensation, but they are not required to do so.

For awards of restricted stock to constitute performance-based compensation, the vesting of the restricted stock must be based solely upon the satisfaction of designated, objective performance goals during a specified performance period or cycle. The committee must fix the goals at the beginning of the period, and the goals must preclude the exercise of discretion by the committee. At the end of the performance cycle, the committee determines whether the fixed performance goals have been satisfied, in whole or in part, and the amount of the award or allocation that is free of restriction based upon the satisfaction of the goals.

For restricted stock awards that are intended to be qualified performance-based compensation, the committee must designate performance goals from among one or more of the following criteria, which were approved by our shareholders on April 15, 2003:

•	Earnings per share;

•	Return on equity;

•	Stock price appreciation;

•	Efficiency ratio;

•	Return on or growth in income (gross or net);

•	Return on capital compared to the cost of capital;

•	Return on assets;

•	Market share;

•	Economic value added;

•	Operating income;

•	Growth in noninterest revenue; and

•	Implementation of strategic initiatives.

As a condition of compliance with Section 162(m) of the Internal Revenue Code, the LTIP must contain annual limits on incentives that can be awarded to an individual participant. These limits are:

•	No more than 25,000 shares of our common stock can be awarded in the form of incentives in any year; and

•	The aggregate amount distributable in the form of cash cannot exceed $100,000.

Federal income tax consequences of participation .The following is a summary of the federal income tax consequences of incentives granted or awarded under the LTIP; it does not summarize the state tax or foreign tax consequences of any incentive. This summary is based upon authority in effect as of the date of this proxy statement, which is subject to change, and it should not be relied upon as a comprehensive discussion of taxation of grants, awards or allocations under the plan.

No taxable income is recognized by a participant when an option is granted, and the Company does not receive a deduction. When an option is exercised, a participant recognizes ordinary income in an amount equal to the excess of the fair market value of common stock on the date of exercise over the exercise price, and the Company is entitled to a deduction in a corresponding amount. The sale of common stock acquired on the exercise of a nonqualified option will result in long-term or short-term capital gain or loss, depending upon the holding period of the stock.

There are no income tax consequences when restricted stock is awarded. When the shares become transferable, a participant will recognize ordinary income in an amount equal to the fair market value of the stock, and the Company is entitled to a deduction in the same amount. A participant can make an election under Section 83(b) of the Internal Revenue Code to accelerate the taxation of restricted stock to the date of its award. If the election is made, the participant will recognize income in an amount equal to the fair market value of our common stock on the date of award and the Company will be entitled to a corresponding deduction. When the stock later becomes transferable, there is no tax event. Any gain or loss realized on the sale of the stock will be short-term or long-term capital gain or loss depending upon the holding period of the stock.

Withholding and Employment Taxes. Amounts treated as ordinary income with respect to an incentive are generally subject to withholding for income and employment taxes. The committee may permit a participant to satisfy his or her withholding obligations by the tender of shares of previously acquired common stock or by directing the Company to withhold from any issuance of shares of common stock the number required to satisfy the obligation.

Required Vote. In accordance with the Mississippi Business Corporation Act and the Company’s Articles of Incorporation, this amendment of the 2001 Long-Term Incentive Plan will be approved by the shareholders if the votes cast in favor of this amendment exceed the votes cast opposing this amendment. Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed by no instructions are given as to Proposal No. 4, the shares represented by the proxy will be voted at the annual meeting, and any adjournments or postponements thereof, “FOR” Proposal No. 4.

The board of directors has unanimously approved and recommends that you vote “FOR” the approval of the amendment of the 2001 Long-Term Incentive Plan.

PROPOSAL NOS. 5, 6, 7 AND 8

TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION

What are the general considerations?

Proposal Nos. 5, 6, 7, and 8, which are more fully described below, each involve an amendment the Company’s Articles of Incorporation. Each proposal is a separate proposal, and no proposal is subject to or contingent upon the adoption of one or any of the others.

If one or more of the proposed amendments to the Company’s Articles of Incorporation are approved by our shareholders, we will promptly file Articles of Amendment with the Mississippi Secretary of State to amend the Articles of Incorporation in accordance with the terms of the affected proposals. The amendment or amendments will become effective on the date the Articles of Amendment are accepted for filing by the Mississippi Secretary of State.

What is the vote required for each of these proposals?

In accordance with the Mississippi Business Corporation Act and the Company’s Articles of Incorporation, each proposed amendment will be approved by the shareholders if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. If your proxy card is signed, but no instructions are given as to any proposal, the shares represented by your proxy will be voted at the annual meeting, and any adjournments or postponements thereof, “FOR” each proposal.

Proposal No. 5 – Amendment of the Company’s Articles of Incorporation to Change the Company’s Name to “Renasant Corporation”

General. The board of directors has unanimously adopted, subject to shareholder approval, an amendment to Article First of the Company’s Articles of Incorporation to change the name of the Company to “Renasant Corporation.” The proposed amendment would restate Article First of the Company’s Articles of Incorporation in its entirety to read as follows:

“FIRST:   The name of the corporation is Renasant Corporation.”

Purpose of the Change. On July 1, 2004, the Company completed its acquisition of Renasant Bancshares, Inc. of Germantown, Tennessee, the parent company of Renasant Bank. On January 1, 2005, the Company completed its acquisition of Heritage Financial Holding Corporation of Decatur, Alabama, the parent company of Heritage Bank. On December 16, 2004, the Company announced that the board of directors of The Peoples Bank & Trust Company had voted to change the name of The Peoples Bank & Trust Company to “Renasant Bank.” The Company, as the sole shareholder of The Peoples Bank & Trust Company, approved the name change, which became effective February 1, 2005. The board of directors of the Company also voted to change the Company’s name from “The Peoples Holding Company” to “Renasant Corporation.” The change of the Company’s name is subject to shareholder approval. If the shareholders of the Company do not approve the change of the Company’s name at the annual meeting, the Company’s name will remain “The Peoples Holding Company,” and the Bank’s name will remain “Renasant Bank.”

There are a number of reasons to change the names of the Company and the Bank. First, by unifying the Bank’s operations under one name, the board can build, grow and enhance one brand name, rather than three. The board also views “Renasant” as a more distinctive name. Finally, because many banks in Mississippi and in other states use “Peoples” in their title, the change will reduce confusion in the marketplace and eliminate potential obstacles to future growth. Changing the Company’s name to “Renasant Corporation” will make it clear that the Company is the holding company of Renasant Bank.

If the name change is approved by the shareholders, the Company will attempt to have the trading symbol for its common stock changed from “PHC” to a symbol more readily associated with the new name of the Company. Stock certificates bearing the name “The Peoples Holding Company” will still be valid and represent shares of the Company following the name change.

The Company’s board of directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Articles of Incorporation described in Proposal No. 5.

Proposal No. 6 – Amendment of the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

General. On February 15, 2005, the board of directors unanimously adopted, subject to shareholder approval, an amendment to Article Fourth of the Company’s Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue by 60,000,000 shares, from 15,000,000 shares to 75,000,000 shares. As of the close of business on February 22, 2005, the record date for this annual meeting, 10,402,486 shares of common stock were outstanding and an additional 3,174,244 shares were either issuable pursuant to outstanding options and warrants or reserved for future grants under the Company’s management incentive and employee benefits plans. The proposed amendment would amend Article Fourth of the Company’s Articles of Incorporation by replacing “Fifteen Million (15,000,000)” with “Seventy-Five Million (75,000,000).”

If this proposal and Proposal No. 7 are approved by our shareholders, the Company will have a total of 80,000,000 authorized shares of stock, of which 75,000,000 shares will be common stock and 5,000,000 shares will be preferred stock. If Proposal No. 7 is not approved, but this proposal is, the Company will have a total of 75,000,000 authorized shares of stock, all of which is common stock.

Reason for the Increase in the Number of Authorized Shares of Common Stock. The Board believes that an increase in the number of authorized shares of common stock is desirable. The increase will provide the Company with the flexibility to issue shares of common stock in connection with possible future stock dividends or stock splits, equity financings, opportunities for expanding our business through investments, acquisitions or strategic business alliances, management incentive and employee benefit plans and for other general corporate purposes, while avoiding the additional expense and delay of calling a special shareholders’ meeting to authorize the issuance of stock.

The Company has no present plan, agreement or understanding involving the issuance of its common stock, except for shares required or permitted to be issued under management incentive and employee benefit plans or upon the exercise of outstanding stock options or warrants. It is possible, however, that merger and acquisition opportunities involving the issuance of shares of common stock will develop. It is also possible that an increase in the market price for the Company’s common stock, and conditions in capital markets generally, may make a stock dividend, a stock split or a public offering of the Company’s common stock desirable. The proposed increase in authorized common stock would provide the board of directors with greater flexibility to declare stock dividends in the future or to otherwise respond to corporate opportunities.

Each additional share of the Company’s common stock authorized by the amendment will have the same rights and privileges as each share of common stock currently authorized or outstanding. The holders of common stock have no preemptive rights. Authorized but unissued shares of the Company’s common stock, including the shares of common stock covered by this proposal, may be issued at such times, for such purposes and for such consideration as the board of directors may determine to be appropriate without further authority from or approval by the shareholders of the Company, except as may be required by applicable law, Securities and Exchange Commission rules or regulations or American Stock Exchange listing regulations, or as the board of directors deems advisable.

Possible Adverse Effects of the Proposal. The approval of the proposed amendment will result in a greater number of shares of common stock available for issuance. Because there are no preemptive rights, shareholders may experience a significant reduction in their shareholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued, other than through a proportional issuance, such as a stock split or stock dividend.

Possible Anti-Takeover Effects of the Proposal. An increase in the authorized number of shares of common stock and the issuance of the shares may also have the effect of delaying or preventing a change in control of the Company. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult and therefore less likely. Any issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company or to remove incumbent management.

Proposal No. 6 is not in response to any effort by an outside party to accumulate Company common stock, nor is the Company aware of any such effort. Further, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. Proposal No. 6 is not part of a plan by the Company to adopt a series of anti-takeover measures, notwithstanding the fact that Proposal Nos. 7 and 8 may be viewed as potentially having anti-takeover effects, nor does the Company have any present intention of proposing the adoption of anti-takeover measures in the future.

There are also existing anti-takeover provisions included in our Articles of Incorporation and Bylaws, which are summarized below:

•	The Company’s board of directors is divided into three classes, with the terms of the directors in each class expiring over a three-year period. A staggered board may have the effect of making it more difficult for a third party to acquire control of the Company by limiting the number of directors the third party can replace at any one meeting of shareholders.

•	The Company’s Articles of Incorporation contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of the Company’s outstanding common stock, and the approval of the holders of not less than 67% of the Company’s outstanding common stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of the Company’s outstanding stock at the time of the proposed transaction), of any merger, a sale or lease of all or substantially all of the Company’s assets, or any other business combination transaction involving the controlling party. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of the board of directors or (2) certain minimum price requirements relating to the merger consideration to be received by the Company’s shareholders are met. The “fair price” provision makes it more difficult for a third party to obtain approval of a business combination transaction.

•	The Company’s Bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of the Company’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

The Company’s board of directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Articles of Incorporation described in Proposal No. 6.

Proposal No. 7 – Amendment of the Company’s Articles of Incorporation to Authorize 5,000,000 Shares of “Blank Check” Preferred Stock

General. On February 15, 2005, the board of directors of the Company unanimously adopted, subject to shareholder approval, an amendment to Article Fourth of the Company’s Articles of Incorporation that authorizes the issuance of 5,000,000 shares of “blank check” preferred stock, par value $.01 per share. The Company currently has 15,000,000 shares of authorized common stock (which will be increased to 75,000,000 shares if Proposal No. 6 is approved), but it is not authorized to issue preferred stock. The full text of the proposed amendment is attached to this proxy statement as Appendix C, and the following description is qualified in its entirety by Appendix C.

The preferred stock is referred to as a “blank check” because the board of directors, in their discretion, will be authorized to provide for the issuance of all or any shares of the stock in one or more classes or series, specifying the number of shares to be included in the class or classes, the distinguishing designations of each class, and the preferences, limitations and relative rights applicable to each class, subject to the limitations of Mississippi law. The authority of the board with respect to each class or series will include, without limitation, the right to determine:

•	Redemption price or prices and timing;

•	Dividend rates (which may be cumulative or non-cumulative), conditions, and timing, as well as preferences in relation to the dividends payable on any other class or series;

•	Rights upon the dissolution, or upon any distribution of the assets, of the Company;

•	Conversion or exchange rights, including the price or prices and rates of conversion or exchange and adjustments, if any;

•	Limitations on the issuance of additional shares of such class or series, or shares of any other class or series of preferred stock;

•	Voting rights; and

•	Other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of the Articles of Incorporation.

No further authorization will be required from the Company’s shareholders for any of the above-described actions, except as may be required for a particular transaction by applicable law or regulation, including, but not limited to, Securities and Exchange Commission rules or regulations or the listing regulations of the American Stock Exchange.

Under the proposed amendment, and assuming Proposal No. 6 is also approved by the shareholders, the Company will have a total of 80,000,000 authorized shares of stock, of which 75,000,000 shares are common stock and 5,000,000 shares are preferred stock. If Proposal No. 6 is not approved, but this proposal is, the Company will have a total of 20,000,000 authorized shares of stock, of which 15,000,000 shares are common stock and 5,000,000 shares are preferred stock.

Reason for the Authorization of “Blank Check” Preferred Stock. The reason for authorizing blank check preferred stock is to provide the Company with the flexibility to raise capital, structure acquisitions, joint ventures and strategic alliances and to otherwise meet corporate needs. This flexibility is important to the future growth of the Company. Although the Company presently has no agreements, commitments or plans for the issuance of shares of preferred stock to outside parties, opportunities may arise that require the board to act quickly, such as businesses becoming available for acquisition or favorable market conditions for the sale of a particular type of preferred stock. The board believes that the authorization to issue preferred stock is necessary to enhance the Company’s ability to respond to these and similar opportunities. If this proposal is approved, the board of directors will have the power to determine the exact terms of the class or series of preferred stock at the time of issuance, avoiding the delay and expense of a special shareholders’ meeting.

Also, it may become advantageous to pay to certain investors dividends on equity instead of interest on debt. The authorization of “blank check” preferred stock allows the Company to offer equity that is potentially far less dilutive of the relative equity value of the holders of the Company’s common stock than would be the case if additional shares of common stock were issued, and preferred stock can be subject to redemption, which also limits dilution.

Possible Adverse Effects of the Proposal. The issuance of preferred stock may have certain adverse effects upon our current holders of common stock. The issuance of preferred stock with disproportionately high voting rights generally or with respect to particular matters will adversely affect the voting power of holders of common stock. Further, a class or series of preferred stock convertible into or redeemable for common stock may be issued by the board of directors. The issuance of common stock upon the conversion of preferred stock will increase the number of shares of common stock outstanding, diluting the percentage ownership of existing shareholders. The issuance of common stock upon a conversion may also dilute book value per share and/or earnings per share. Holders of our stock will not have pre-emptive rights with respect to the preferred stock or common stock issued upon the conversion of shares of preferred stock. Finally, shares of preferred stock generally are preferred to common stock with respect to dividend rights and distributions in the event of liquidation. As a result, holders of our common stock may not receive any dividends or distributions in the event of liquidation until satisfaction of any dividend or liquidation preference granted to holders of preferred stock.

Possible Anti-Takeover Effects of the Proposal. The authorization of “blank check” preferred stock may operate to provide anti-takeover protection for the Company. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not believe is in the best interests of the Company or its shareholders, the board will have the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that make the proposed takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”

The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily. The board, however, does not intend to issue any preferred stock except on terms that the board of directors deems to be in the best interest of the Company and its shareholders.

Proposal No. 7 is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. Further, it is not an effort by management of the Company to make it more difficult to replace incumbent management. Finally, Proposal No. 7 is not part of a plan by the Company to adopt a series of anti-takeover measures, notwithstanding the fact that Proposal Nos. 6 and 8 may be viewed as potentially having anti-takeover effects, nor does the Company have any present intention of proposing the adoption of anti-takeover measures in the future.

The Company’s board of directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Articles of Incorporation described in Proposal No. 7.

Proposal No. 8 – Amendment of the Company’s Articles of Incorporation to Eliminate Cumulative Voting Rights in the Election of Directors

General. On February 15, 2005, the board of directors of the Company unanimously adopted, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation eliminating cumulative voting rights in the election of directors. Under §79-4-7.28 of the Mississippi Business Corporation Act, for corporations incorporated before July 1, 2002, shareholders have a right to cumulate their votes for directors unless the articles of incorporation provide otherwise. The Company was incorporated in 1982, and its Articles of Incorporation are silent with respect to cumulative voting rights. Thus, the Company’s shareholders have the right to cumulate their votes for directors. The proposed amendment would add an Article Twelfth to the Company’s Articles of Incorporation, as follows:

“TWELFTH: Holders of the corporation’s capital stock shall not be entitled to cumulate their votes in the election of directors of the corporation.”

Reason for the Elimination of Cumulative Voting Rights. Since the Articles of Incorporation of the Company are currently silent with respect to cumulative voting rights, shareholders have the right under Mississippi law to cumulate their votes in the election of directors. Under cumulative voting, each shareholder is entitled to cast the number of votes equal to the number of shares of common stock held by such shareholder multiplied by the number of directors of the relevant class of directors to be elected at the meeting. The shareholder may cast votes entirely for one candidate or allocate them among two or more candidates in the class in any manner desired. The candidates receiving the highest number of votes, up to the number of directors in that class to be elected, are elected. Cumulative voting enables a shareholder or group of shareholders representing a minority of the votes cast in an election of directors to elect one or more candidates.

If the proposed amendment is approved and cumulative voting is eliminated, each shareholder will have one vote per share for each position of the board of directors that is up for election. Votes will not be allocated among directors. Each of the Company’s directors will be elected by the vote of a plurality of the shares cast at the meeting.

The board of directors believes that each director should only be elected if he or she receives a plurality of the votes cast. Each director should represent the interests of all shareholders, rather than the interests of a minority shareholder or a special constituency. With cumulative voting, however, it is possible for shareholders holding a minority of the shares, whose interest and goals may not be consistent with those of the holders of a majority of the shares, to obtain representation on the Company’s board. The board believes that this type of representation may be disruptive and may impair the efficient management of the Company. With cumulative voting eliminated, a nominee can be elected only with relatively wide support. The board believes that a system of electing directors whereby those directors are elected who receive a plurality of votes cast by shareholders as a whole will best insure that the board will act for the benefit of all shareholders. Accordingly, the board believes that it is in the best interests of the Company and all of its shareholders to eliminate cumulative voting.

Possible Anti-Takeover Effects of the Proposal. The board does not consider the elimination of cumulative voting as an anti-takeover measure. The elimination of cumulative voting in the election of directors, however, may make it more difficult for a shareholder who acquires a substantial number of shares to obtain representation on the board. To the extent that it impedes the ability of a shareholder to obtain representation, the proposed amendment may render more difficult any attempt by a minority holder or group of holders of voting shares to monitor, change, or influence the management or policies of the Company, and might be viewed as perpetuating incumbent management. In addition, the elimination of cumulative voting may render more difficult or discourage a merger, tender offer or proxy contest or the assumption of control by a holder of a large block of the Company’s stock. Mergers and other business combinations sometimes result in shareholders receiving a premium over the market price for their shares of the Company’s stock.

Proposal No. 8 is not in response to any effort by a minority shareholder or group of shareholders to obtain representation on the board of directors or acquire greater influence in the management of the Company’s business, nor is the Company aware of any such effort. Further, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. Finally, Proposal No. 8 is not part of a plan by the Company to adopt a series of anti-takeover measures, notwithstanding the fact that Proposal Nos. 6 and 7 may be viewed as potentially having anti-takeover effects, nor does the Company have any present intention of proposing the adoption of anti-takeover measures in the future.

The Company’s board of directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Articles of Incorporation described in Proposal No. 8.

SHAREHOLDER PROPOSALS

Shareholders having proposals that they desire to present at next year’s annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company’s proxy statement relating to such meeting, submit such proposals to the Company. Proposals must be received by the Company no later than November 7, 2005. To be included in the Company’s proxy statement, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The board of directors directs interested shareholders to that rule. Proposals should be addressed to E. Robinson McGraw, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804.

If a shareholder of the Company wishes to present a proposal at next year’s annual meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement, the shareholder must give written notice to the Company at the address noted above. The Company must receive the notice not later than January 20, 2006. If a shareholder fails to provide timely notice of a proposal to be presented at next year’s annual meeting, the proxies designated by the board of directors of the Company will have discretionary authority to vote on such proposal.

OTHER MATTERS

As of the time this proxy statement was printed, management of the Company was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company’s Summary Annual Report for the year ended December 31, 2004, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities Exchange Commission, have been mailed to shareholders prior to or with this proxy statement.

Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, the Company, without charge, will provide an additional copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Requests should be mailed to James W. Gray, Director of Investor Relations and Planning, The Peoples Holding Company, 209 Troy Street, Tupelo, Mississippi 38804.

By Order of the Board of Directors

/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

THE PEOPLES HOLDING COMPANY

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of The Peoples Holding Company (“Company”) to assist the board in fulfilling its oversight responsibilities. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Audit Committee. The Audit Committee’s primary duties and responsibilities include:

•	Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitoring the independence and performance of the Company’s registered public accounting firm and internal auditing department.

•	Providing an avenue of communication among the registered public accounting firm, management, the internal auditing department, and the Board of Directors.

•	Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the registered public accounting firm as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense and without the approval or oversight of the Board of Directors of the Company, special legal, accounting, or other advisors or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall be a member of the Board of Directors of the Company and shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of not less than three nor more than six directors as determined by the Board, each of whom shall be independent as defined in the Exchange Act and the rules promulgated thereunder and as provided in the requirements of the American Stock Exchange. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be a financial expert as defined in the Exchange Act and the rules promulgated thereunder. Audit Committee members shall not serve on the audit committees of more than two other public companies.

Audit Committee members may not accept consulting, advisory, or other compensatory fees from the Company and may not be an affiliated person with the Company or subsidiary. Director’s compensation must be the sole remuneration from the Company for Audit Committee members.

Audit Committee members shall be appointed by the Board of Directors of the Company. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the registered public accounting firm, and as a committee to discuss any matters that the committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the registered public accounting firm quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures. The Audit Committee may request any officer or employee of the Company or the Company’s outside Counsel or the registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III. Audit Committee Responsibilities and Duties

Review Procedures

A. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. Submit the charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

B. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and registered public accounting firm of significant issues regarding accounting and auditing principles, practices, and judgments.

C. In consultation with management, the registered public accounting firm, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls that could materially affect the Company’s financial statements. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review material findings prepared by the registered public accounting firm and the internal auditing department together with management’s responses, including an update on the status of previous recommendations.

D. In conjunction with its reviews of the Company’s reports on the 10-K and 10-Q, the Committee will determine that the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required by applicable SEC rules and regulations with respect to the Company’s disclosure controls and procedures and internal controls over financial reporting are included in each such report.

E. Review with financial management and the registered public accounting firm the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the registered public accounting firm in accordance with Statement of Auditing Standards No. 61. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

F. Approve compensation to the registered public accounting firm and advisers employed by Audit Committee.

G. Review the written disclosures and the letter from the registered public accounting firm required by Independent Standards Board Standard No. 1 and discuss with the registered public accounting firm its independence.

H. Annually review audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

Registered public accounting firm

A. The registered public accounting firm reports directly to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the registered public accounting firm or approve any discharge of the registered public accounting firm when circumstances warrant.

The Audit Committee is directly responsible for appointment, compensation, and oversight of the registered public accounting firm. All auditing services and non-audit services, other than as provided in the de minimus exceptions below, provided by the auditor shall be pre-approved by the Audit Committee.

The preapproval requirement is waived with respect to the provision of non audit services if:

•	The aggregate amount of all such nonaudit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the nonaudit services are provided;

•	Such services were not recognized by the Company at the time of the engagement to be non audit services; and

•	Such services are promptly brought to the attention of the Audit Committee of the Company and the Audit Committee or one or more members of the Audit Committee who are members of the board of directors to whom authority has been delegated by the Audit Committee approves such services prior to the completion of the audit.

The Audit Committee recognizes that it shall be unlawful for a registered public accounting firm that performs for the Company any audit required by the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, to provide to the Company, contemporaneously with the audit, any non-audit service, including:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company and its subsidiaries;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment advisor or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B. Approval by the Audit Committee of a non-audit service to be performed by the auditor of the Company shall be disclosed to investors in periodic reports.

C. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the board of directors, the authority to grant preapprovals described in Section 10A of the Exchange Act. The decisions of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at each of its scheduled meetings.

D. In carrying out its duties, if the Audit Committee approves an audit service within the scope of the engagement of the auditor, such audit service shall be deemed to have been preapproved.

E. The registered public accounting firm must timely report to the Audit Committee:

•	All critical accounting policies/practices to be used;

•	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the registered public accounting firm; and

•	Any other material written communications between the registered public accounting firm and management, including management letters or schedules of unadjusted differences.

F. On an annual basis, the Audit Committee should review and discuss with the registered public accounting firm all significant relationships the auditors have with the Company that could impair their independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

G. Review the registered public accounting firm audit plan and engagement letter—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

H. Prior to releasing the year-end earnings, discuss the results of the audit with the registered public accounting firm. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61.

I. Consider the registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

J. Review with the registered public accounting firm any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

•	Any changes required in the planned scope of the internal audit.

•	The internal audit department responsibilities, budget and staffing.

K. Evaluate together with the Board the performance of the registered public accounting firm and, if so determined by the Audit Committee, recommend that the Board replace the registered public accounting firm.

Internal Audit Department and Legal Compliance

A. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

B. Review the appointment, performance, and replacement of the senior internal audit executive. The internal audit department shall be responsible to senior management but have a direct reporting responsibility to the Board of Directors through the Audit Committee. Changes in the senior internal audit executive shall be subject to Audit Committee approval.

C. Review significant reports prepared by the internal audit department together with management’s response and follow up to these reports.

D. On at least an annual basis, review with the Company’s legal counsel, any legal matters that could have a material impact on the organization’s financial statements. Review with the internal auditors all audits received from regulators or governmental agencies. Obtain from management responses for any regulatory noncompliance that occurs at the Company. Review with the internal auditors all reports concerning any significant fraud that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event occurring in the future.

Other Audit Committee Responsibilities

A. The Audit Committee has established the following procedures for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters of the Company.

•	The Peoples Holding Company has established a toll-free telephone number (1-877-888-0002) for receiving complaints regarding accounting, internal accounting controls, or auditing matters. This toll-free number is staffed by an independent organization operating 24 hours a day, 7 days a week.

•	All such complaints will be sent to the Internal Audit Manager who, after consultation with the General Counsel, will report such matters to the Audit Committee. The Internal Audit Manager and the General Counsel of the Company will review each complaint and take such action with respect to such complaint as they deem reasonable and appropriate.

•	All complaints will be monitored by the Audit Committee and the Audit Committee will take such action with respect to complaints as it deems reasonable and appropriate.

•	The presiding Audit Committee Chairman may retain outside counsel or other advisors, for any complaint addressed to the Audit Committee.

B. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

C. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

D. Maintain minutes of meetings and periodically report to the Board of Directors on significant results.

E. The Company has adopted a Code of Ethics for the Company’s CEO, Chief Financial Officer, Principal Accounting Officer and Controller (“Senior Management and Financial Officers”) that requires Senior Management and Financial Officers to resolve ethically any actual or apparent conflicts of interest, to comply with laws and regulations and to provide information that is accurate, complete, objective, relevant, fair, timely and understandable in Company’s periodic reports filed with the SEC and other public disclosures. Waivers of the Code of Ethics may only be made by the Board of Directors or the Audit Committee and will be disclosed in accordance with applicable law. Violations of the Code of Ethics are reported to the Audit Committee. The Audit Committee and General Counsel of the Company will review each report and take such action with respect to each report as they deem reasonable and appropriate.

F. Verify that management has acknowledged their compliance with the Company’s Code of Ethical Conduct.

G. Periodically perform self-assessment of Audit Committee performance.

H. Review financial and accounting personnel succession planning within the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

APPENDIX B

THE PEOPLES HOLDING COMPANY

2001 LONG-TERM INCENTIVE PLAN

Amendment No. 1

Whereas, The Peoples Holding Company, a corporation organized and existing under the laws of the State of Mississippi (the “Company”), maintains The Peoples Holding Company 2001 Long-Term Incentive Plan, which was first approved by the Board of Directors on October 8, 2001, to be effective as of that date (the “LTIP”);

Whereas, the LTIP was most recently amended and restated as of January 21, 2003, and such amendment and restatement was approved by the shareholders of the Company on April 15, 2003;

Whereas, Section 10.5 of the LTIP provides for its amendment by the Board of Directors of the Company, subject to the approval of the Company’s shareholders, and the Board of Directors has authorized such amendment;

Now, Therefore, the number of shares of the Company’s $5.00 par value common stock available for grant, award or issuance under the LTIP, as provided in Section 3.1 thereof, shall be increased by an aggregate of 650,000 shares, which shares shall be subject to adjustment as provided in Section 3.2 thereof.

This Amendment No. 1 was approved by the Board of Directors of The Peoples Holding Company on January 18, 2005, to be effective as of the date on which such amendment is approved by the shareholders of the Company.

THE PEOPLES HOLDING COMPANY

By:	/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

Date:	February 8, 2005

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APPENDIX C

Amendment to the Articles of Incorporation of the Company described in Proposal No. 7.

The proposed amendment would restate Article Fourth of the Company’s Articles of Incorporation in its entirety so that it reads as follows (the text below assumes that Proposal No. 6 will be adopted by the shareholders; if Proposal No. 6 is not adopted, the number of authorized shares of common stock shall be 15,000,000 shares, rather than 75,000,000 shares):

“FOURTH:   The corporation is authorized to issue two classes of stock, common stock and preferred stock. The aggregate number of shares of common stock which the corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares, having a par value of Five Dollars ($5.00) each. The aggregate number of shares of preferred stock which the corporation shall have the authority to issue is Five Million (5,000,000) shares, having a par value of one cent ($.01) each.

Shares of the preferred stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated herein or in an amendment or amendments hereto providing for the issue of such series as adopted by the Board of Directors of the corporation. The Board of Directors of the corporation is hereby expressly authorized, subject to the limitations provided by law, to amend these Articles to establish and designate series of the preferred stock, to fix the number of shares constituting each series, and to fix the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between or among series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors with respect to any series shall include, but shall not be limited to, the authority to fix and determine the following:

(a) The designation of such series.

(b) The number of shares initially constituting such series.

(c) The increase and the decrease, to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series as theretofore fixed.

(d) The rate or rates and the time at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

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(e) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the manner of selecting shares of such series for redemption, if less than all shares are to be redeemed, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

(f) The amount payable on the shares of such series in the event of voluntary or involuntary liquidations, dissolution or winding up of the corporation. A liquidation, dissolution or winding up of the corporation, as such terms are used in this subparagraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of the assets of the corporation.

(g) Whether or not the shares of such series shall have voting rights and the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of preferred stock and the right to have one vote per share or less (but not more) than one vote per share.

(h) Whether or not a sinking fund or purchase fund shall be provided for the redemption or purchase of the shares of such series, and if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

(i) Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to, any provision for the adjustment of the conversion rate or the conversion price.

(j) Any other powers, preferences and relative participating, optional, or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY THE PEOPLES HOLDING COMPANY

					For	With-hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 19, 2005			1.	To elect six Class 3 directors, each to serve a three-year term;	☐	☐	☐

The undersigned hereby appoints John M. Creekmore, John T. Foy, Theodore S. Moll, John W. Smith, and J. Larry Young, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Peoples Holding Company to be held on Tuesday, April 19, 2005 at 2:00 p.m., Central time, at the principal office of Renasant Bank (formerly The Peoples Bank & Trust Company), 209 Troy Street, Tupelo, Mississippi 38804, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

		C O M M O N		William M. Beasley, Marshall H. Dickerson, Eugene B. Gifford, Jr., Richard L. Heyer, Jr., J. Niles McNeel and H. Joe Trulove
					For	With-hold	For All Except
			2.	To elect two Class 2 directors, each to serve a two-year term; Francis J. Cianciola and Neal A. Holland, Jr.	☐	☐	☐

There are three separate proposals to elect directors-one proposal for each of the three classes of directors. Absent specific instructions from the undersigned, the proxies are also authorized to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed hereon in each class of directors to be elected as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected in each class of directors.

					For	With-hold	For All Except
			3.	To elect two Class 1 directors, each to serve a one-year term;	☐	☐	☐
Harold B. Jeffreys and Jack C. Johnson

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

If you desire to cumulate your votes with respect to any of the three proposals above, please do so in the blanks following each name below. Cumulative voting is described in the section of the proxy statement entitled “Voting Your Shares.”

Class 3 Directors:

William M. Beasley
Marshall H. Dickerson
Eugene B. Gifford, Jr.
Richard L. Heyer, Jr.
J. Niles McNeel
H. Joe Trulove

Class 2 Directors:

Francis J. Cianciola
Neal A. Holland, Jr.

Class 1 Directors:

Harold B. Jeffreys
Jack C. Johnson
					For	Against	Abstain
			4.	To approve an amendment to	☐	☐	☐
the Company’s 2001 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan;

			5.	To approve an amendment to	☐	☐	☐
the Company’s Articles of Incorporation to change the Company’s name to “Renasant Corporation”;

			6.	To approve an amendment to	☐	☐	☐
the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, from 15,000,000 shares to 75,000,000 shares;

			7.	To approve an amendment to	☐	☐	☐
the Company’s Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $.01 per share, in such series, and containing such preferences, limitations and relative rights as shall be determined by the board of directors;

Please be sure to sign and date this Proxy in the box below.	Date		8.	To approve an amendment to	☐	☐	☐
the Company’s Articles of Incorporation to eliminate cumulative voting rights in the election of directors;

Shareholder sign above	Co-holder (if any) sign above		9.	To transact such other business	☐	☐	☐
as may properly come before the annual meeting or any adjournments thereof.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO ELECT THE NOMINEES IN EACH CLASS OF DIRECTORS AS DIRECTORS, WILL BE VOTED FOR PROPOSAL NOS. 4-8 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IN THE EVENT THAT A SHAREHOLDER IMPROPERLY CUMULATES HIS, HER OR ITS VOTES, THE PROXIES SHALL ALLOCATE SUCH VOTES IN A MANNER THAT SUCH PROXIES DEEM IN THEIR SOLE DISCRETION MOST ACCURATELY REFLECTS THE STOCKHOLDER’S INTENTIONS. THE ALLOCATIONS BY THE PROXIES SHALL BE FINAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES IN EACH CLASS OF DIRECTORS AS DIRECTORS AND FOR PROPOSAL NOS. 4-8.

é Detach above card, sign, date and mail in postage paid envelope provided. é

THE PEOPLES HOLDING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY

DATE, SIGN & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.